Exhibit 99.1

2020 Member and Independent Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2020 Member and Independent Director Election. Elections for Member Directorships were conducted in Colorado and Kansas and elections for one Public Interest Independent Directorship and one Independent Directorship were conducted district-wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors:

Independent Director Election

•	Milroy A. Alexander, MAA Consulting (Public Interest Independent Director)
•	Lynn Jenkins Katzfey, LJ Strategies (Independent Director)

Member Director Election

•	L. Kent Needham, Chairman, President, and CEO, The First Security Bank, in Overbrook, Kansas (Member Director)
•	Thomas H. Olson, Jr., Chairman and CEO, Points West Community Bank, in Windsor, Colorado (Member Director)

Mr. Alexander became a director of FHLBank in 2015. Mr. Alexander is a housing, financial and business consultant and formerly served as executive director and CEO of the Colorado Housing and Finance Authority.

Ms. Katzfey became a director of FHLBank in 2019. Ms. Katzfey is a partner at LJ Strategies and formerly served as Treasurer of the State of Kansas and was elected to serve five terms in the U.S. House of Representatives.

Mr. Needham became a director of FHLBank in 2013. He currently serves as Chairman, President, and CEO of The First Security Bank in Overbrook, Kansas.

Mr. Olson became a director of FHLBank in 2013. He currently serves as Chairman and CEO of Points West Community Bank in Windsor, Colorado.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. To be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. To be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Mr. Alexander and Ms. Katzfey received the required number of votes to be elected, receiving 39 and 40 percent, respectively, of the votes eligible to be cast. Each of the directors-elect will serve four-year terms beginning January 1, 2021 and expiring on December 31, 2024.

Questions about director elections should be directed to Matt Koupal, FVP, Associate General Counsel, Director of Legal Services and Compliance, Corporate Secretary, at 785.478.8080, or matt.koupal@fhlbtopeka.com.

2020 FEDERAL HOME LOAN BANK OF TOPEKA

MEMBER AND INDEPENDENT DIRECTOR ELECTION RESULTS

MEMBER DIRECTOR ELECTIONS

Kansas

Total number of eligible votes per directorship: 701,660

Eligible voting members: 223

Total number of members voting: 124

Elected – L. Kent Needham, Chairman, President, and CEO, The First Security Bank, Overbrook, Kansas (Member Director)

Expiration of Term – December 31, 2024

Total number of votes cast for Mr. Needham: 356,463

Kelly R. Bauer, Executive Vice President and CFO, Fidelity Bank, N.A., Wichita, Kansas

Total number of votes cast for Mr. Bauer: 75,241

Colorado

Total number of eligible votes per directorship: 399,250

Eligible voting members: 109

Total number of members voting: N/A

Elected – Thomas H. Olson, Jr., Chairman and CEO, Points West Community Bank, Windsor, Colorado (Member Director)

Expiration of Term – December 31, 2024

Mr. Olson was deemed elected on October 8, 2020, because only one nominee, Mr. Olson accepted the nomination for the one member directorship up for election in Colorado in 2020.

INDEPENDENT DIRECTOR ELECTION

Tenth District

Total number of eligible votes per directorship: 2,790,506

Eligible voting members: 709

Elected – Milroy A. Alexander, MAA Consulting

Total Votes Cast for Mr. Alexander: 1,077,699

Total Number of Members Voting for Mr. Alexander: 244

Public Interest Director: Yes

Qualifications: Mr. Alexander has demonstrated experience in representing consumer and community interest in banking and housing, credit needs, housing and consumer financial protections.

Expiration of Term: December 31, 2024

Elected – Lynn Jenkins Katzfey, LJ Strategies

Total Votes Cast for Ms. Katzfey: 1,113,813

Total Number of Members Voting for Ms. Katzfey: 256

Public Interest Director: No

Qualifications: Ms. Katzfey has demonstrated experience in and knowledge of auditing and accounting, financial management, organizational management, project development, and the law.

Expiration of Term: December 31, 2024